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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT 4.1

RELEASE AGREEMENT

This Release Agreement ("Agreement"), dated and effective as of July 27, 2001 (the "Effective Date"), is by and between IntraBiotics Pharmaceuticals, Inc., a Delaware corporation, ("IntraBiotics"), and Diversa Corporation, a Delaware corporation ("Diversa," and, together with IntraBiotics, the "Parties"). Defined terms used but not otherwise defined hereunder shall have the meanings given them in that certain Drug Discovery, Development, and License Agreement, dated as of January 6, 2001, between Diversa and IntraBiotics ("License Agreement").

RECITALS

        WHEREAS, Diversa and IntraBiotics entered into the License Agreement as of January 6, 2001; and

        WHEREAS, Diversa and IntraBiotics entered into that certain binding term sheet (the "Term Sheet") dated as of June 27, 2001 relating to the termination of the License Agreement and the mutual release of the obligations of both IntraBiotics and Diversa under such License Agreement; and

        WHEREAS, the Term Sheet contemplated that the Parties would subsequently execute and deliver a definitive termination agreement, containing the terms and conditions set forth in the Term Sheet and other terms and conditions consistent the Term Sheet, that would supersede the Term Sheet; and

        WHEREAS, the Parties desire to set forth herein the terms governing such definitive termination agreement.

        NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties hereby agree as follows:

        1.    Payments by IntraBiotics to Diversa.    On [*], IntraBiotics paid Diversa the non-refundable, non-creditable sum of [*]. On [*], IntraBiotics shall pay Diversa the non-refundable, non-creditable sum of [*] via wire transfer in immediately available funds in accordance with the following information:

Bank of America [*] [*] 450 B Street San Diego, CA 92101

        2.    Issuance of Warrants to Diversa.    On the date hereof, IntraBiotics shall issue to Diversa warrants to purchase 700,000 shares of common stock of IntraBiotics of (collectively, the "Warrants") pursuant to the form of Warrant attached as Exhibit A hereto. The shares of IntraBiotics's common stock into which the Warrants are exercisable are subject to a Registration Rights Agreement between IntraBiotics and Diversa in the form attached as Exhibit B hereto.

        3.    Ownership of R&D Program Data & Materials.    Diversa shall solely own all of the data and materials generated by the research activities performed by employees and consultants of Diversa pursuant to the R&D Program.

        4.    Assignment of IntraBiotics's Assays to Diversa.    Diversa shall solely own each and every primary, secondary, and tertiary assay used or discussed in the Work Plan, which assays are described in Exhibit C hereto (the "Assays"). To that end, IntraBiotics hereby assigns to Diversa such right, title in interest in and to the Assays as IntraBiotics may have.

        5.    Mutual Releases.

          a.    Diversa Release.    In consideration of the obligations, warranties and representations of Diversa contained hereunder and contingent upon the timely performance by IntraBiotics of its obligations hereunder, Diversa hereby releases, acquits, and forever discharges IntraBiotics, its parents and subsidiaries, and their officers, directors, agents, servants, employees, attorneys, shareholders, partners, successors, assigns, affiliates, customers, and clients of and from any and all claims liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, acts or conduct at any time prior to the date of this Term Sheet, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with the License Agreement; and claims pursuant to any federal, state or local law or cause of action including, but not limited to, tort law; contract law; fraud; defamation; and breach of the implied covenant of good faith and fair dealing. In giving this release, which includes claims which may be unknown to Diversa at present, Diversa hereby acknowledges that it has read and understands Section 1542 of the Civil Code of the State of California which reads as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

          Diversa hereby expressly waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California and any law or legal principle of similar effect in any jurisdiction with respect to claims released hereby.

          b.    IntraBiotics Release.    In consideration of the obligations, warranties and representations of IntraBiotics contained hereunder, IntraBiotics hereby releases, acquits, and forever discharges Diversa, its parents and subsidiaries, and their officers, directors, agents, servants, employees, attorneys, shareholders, partners, successors, assigns, affiliates, customers, and clients of and from any and all claims liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, acts or conduct at any time prior to the date of this Term Sheet, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with the License Agreement; and claims pursuant to any federal, state or local law or cause of action including, but not limited to, tort law; contract law; fraud; defamation; and breach of the implied covenant of good faith and fair dealing. In giving this release, which includes claims which may be unknown to IntraBiotics at present, IntraBiotics hereby acknowledges that it has read and understands Section 1542 of the Civil Code of the State of California which reads as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

          IntraBiotics hereby expressly waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California and any law or legal principle of similar effect in any jurisdiction with respect to claims released hereby.

        6.    Termination; Survival of Obligations.    Except as set forth herein, the License Agreement is terminated. Only the confidentiality provisions of Sections 7.1, 7.2, and 7.3 of the License Agreement (and any applicable provisions of the Confidential Disclosure Agreement between Diversa and IntraBiotics executed on July 17, 2000 that do not contradict the terms of Sections 7.1, 7.2 or 7.3 of the License Agreement) shall survive for a period of ten (10) years.

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        7.    No Admission of Liability.    Diversa and IntraBiotics hereby acknowledge that this is a compromise settlement of various matters, and that the payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by either party to the other party or to any other person whomsoever.

        8.    Publicity; Regulatory Filings.    Diversa and IntraBiotics each acknowledge and agree that neither the Term Sheet or this Agreement nor the terms contained therein or herein shall be considered ether confidential or "Confidential Information" as such term is defined in the License Agreement; provided, however, that information regarding the Assays shall be considered Confidential Information under the terms of the License Agreement and, notwithstanding the exception in Section 7.3.3 of the License Agreement, IntraBiotics shall have the obligations of a Receiving Party with respect to information regarding the Assays and Diversa shall be considered a Disclosing Party with respect to information regarding the Assays as such terms are defined in the License Agreement. Accordingly, each of Diversa and IntraBiotics shall be permitted to disclose the existence of the Term Sheet or this Agreement and the terms thereof or hereof, except disclosures by IntraBiotics with respect to the Assays, in such communications as such party shall determine in its sole discretion, including, without limitation (i) in one or more press releases and (ii) in one or more filings with the Securities and Exchange Commission (or any other governmental agency, such as the Federal Trade Commission, with which the License Agreement, Term Sheet, and/or Agreement is required to be provided or filed by Diversa and/or IntraBiotics); provided, however, that IntraBiotics shall not issue any press release regarding the Term Sheet, this Agreement, or the termination of the License Agreement without the express written consent of Diversa to the content of such press release.

        9.    General Terms.    This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to provisions governing conflicts of law. This Agreement is not assignable in part or in whole by any party without the prior written consent of the other party; provided, however, that either party may assign this Agreement to its affiliates or to a successor by merger or sale of all or substantially all of its business to which this Agreement relates. The terms of this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. The terms and conditions of this Agreement constitute the entire agreement between Diversa and IntraBiotics and supersede all previous negotiations or agreements, either oral or written, between the parties with respect to the subject matter of this Agreement, including, without limitation, the Term Sheet and the License Agreement. This Agreement shall not be amended, supplemented or abrogated other than by a written instrument signed by the authorized representative of each Party. The failure of either Party to enforce at any time any of the provisions of this Agreement, or any rights in respect of it, or to exercise any election provided in it, shall in no way be considered to be a waiver of such provisions, rights or elections, and shall in no way affect the validity of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. In the event that any provision of this Agreement is, for any reason, held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and the parties shall negotiate in good faith to modify this Agreement to preserve (to the extent possible) their original intent. Each party warrants that it has the authority to enter into this Agreement on the basis of the terms and conditions herein and that it has not made any other agreement inconsistent with its obligations under this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(signature page follows)

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        IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement effective as of the date first above written.

DIVERSA CORPORATION
By:	/s/ Karin Eastham
Name:	Karin Eastham
Title:	Senior Vice President, Finance and Chief Financial Officer
INTRABIOTICS PHARMACEUTICALS, INC.
By:	/s/ Kenneth J. Kelley
Name:	Kenneth J. Kelley
Title:	President and Chief Executive Officer

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Exhibit A

No. CW—4

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE 700,000 SHARES
OF COMMON STOCK OF
INTRABIOTICS PHARMACEUTICALS, INC.
(Void after July 27, 2005)

        This certifies that DIVERSA CORPORATION, a Delaware corporation, or its permitted assigns (the "Holder"), for value received, is entitled to purchase from INTRABIOTICS PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), having a place of business at 1245 Terra Bella Avenue, Mountain View, California 94043, a maximum of Seven Hundred Thousand (700,000) fully paid and nonassessable shares of the Company's Common Stock ("Common Stock") of the same class that currently is traded on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") National Market for cash at a price equal to $2.00 per share (the "Stock Purchase Price") at any time or from time to time up to and including 5:00 p.m. (Pacific time) on July 27, 2005 (the "Expiration Date") upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and upon payment in cash or wire transfer of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Stock Purchase Price and the number of shares purchasable hereunder are subject to adjustment as provided in Section 3 of this Warrant.

        This Warrant is subject to the following terms and conditions:

1.    EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES.

        1.1    General.    This Warrant is exercisable at the option of the holder of record hereof, at any time or from time to time, up to the Expiration Date for all or any part of the shares of Common Stock (but not for a fraction of a share) which may be purchased hereunder. The Company agrees that the shares of Common Stock purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed, executed Form of Subscription delivered and payment made for such shares. Certificates for the shares of Common Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense within a reasonable time after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time. Each stock certificate so delivered shall be in such denominations of Common Stock

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as may be requested by the Holder hereof and shall be registered in the name of such Holder or in the name of Holder's affiliate and/or subsidiary as may be requested by the Holder.

        1.2    Net Issue Exercise.    Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company's Common Stock is greater than the Stock Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Form of Subscription with notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X =	Y (A-B) A

        Where X = the number of shares of Common Stock to be issued to the Holder

Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)
A = the fair market value of one share of the Company's Common Stock (at the date of such calculation)
B = Stock Purchase Price (as adjusted to the date of such calculation)

        For purposes of the above calculation, if the Common Stock is traded on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, then the fair market value of one share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or, if not reported in The Wall Street Journal, then such other source as the Company's Board of Directors reasonably deems reliable. In the absence of such markets for Common Stock, the fair market value of one share of Common Stock shall be determined by the Company's Board of Directors and the Holder in good faith.

2.    SHARES TO BE FULLY PAID; RESERVATION OF SHARES.    The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange upon which the Common Stock may be listed; provided, however, that the Company shall not be required to effect a registration under federal or state securities laws solely because of such exercise. The Company will not take any action which would result in any adjustment of the Stock Purchase Price (as set forth in Section 3 hereof) if the total number of shares of Common Stock issuable after such action upon exercise of all outstanding warrants, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all options and upon the conversion of all convertible securities then

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outstanding, would exceed the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation.

3.    ADJUSTMENT OF STOCK PURCHASE PRICE AND NUMBER OF SHARES.    The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3. Upon each adjustment of the Stock Purchase Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

        3.1    Subdivision or Combination of Stock.    In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Stock Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.

        3.2    Dividends in Common Stock, Other Stock, Property, Reclassification.    If at any time or from time to time the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

          (a)  Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution,

          (b)  any cash paid or payable otherwise than as a cash dividend, or

          (c)  Common Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than shares of Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 3.1 above), then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clauses (b) and (c) above) which such Holder would hold on the date of such exercise had he been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

        3.3    Reorganization, Reclassification, Consolidation, Merger or Sale.    If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (an "Organic Change"), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon

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the exercise of the rights represented hereby. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Stock Purchase Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

        3.4    Certain Events.    If any change in the outstanding Common Stock of the Company or any other event occurs as to which the other provisions of this Section 3 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares available under the Warrant, the Stock Purchase Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Stock Purchase Price the total number, class and kind of shares as such Holder would have owned had the Warrant been exercised prior to the event and had such Holder continued to hold such shares until after the event requiring adjustment.

        3.5    Notices of Change.

          (a)  Immediately upon any adjustment in the number or class of shares subject to this Warrant and of the Stock Purchase Price, the Company shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

          (b)  The Company shall give written notice to the Holder at least 15 calendar days prior to the date on which the Company closes its books or takes a record for determining rights to receive any dividends or distributions or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right.

          (c)  The Company shall give written notice to the Holder at least 20 calendar days prior to the date on which an Organic Change shall take place, including in such notice the date as of which the Organic Change is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such Organic Change.

          (d)  The Company shall initiate the delivery of written notice to the Holder of any voluntary or involuntary dissolution, liquidation or winding-up of the Company (the "Dissolution") on the date such Dissolution is publicly announced, including in such notice the date as of which the Dissolution is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any.

4.    LISTING.    The Company shall file any forms and do any acts as shall be required from time to time to secure the listing or quotation of the Common Stock issuable upon exercise of the Warrant with each national securities exchange or automated quotation system, if any, upon which shares of such securities are then listed or traded and shall maintain, so long as any other shares of such securities shall be so listed or traded, such listing or quotation of all securities issued or issuable upon the exercise of this Warrant.

5.    ISSUE TAX.    The issuance of certificates for shares of Common Stock upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax (other than any

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applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

6.    CLOSING OF BOOKS.    The Company will at no time close its transfer books against the transfer of any warrant or of any shares of Common Stock issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of this Warrant.

7.    NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY.    Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company or any other matters or any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such Holder for the Stock Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by its creditors.

8.    REPRESENTATIONS OF HOLDER.    Holder represents that by reason of its own, or of its management's, knowledge and experience in financial and business matters, Holder is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests in connection with the issuance of this Warrant and the shares of Common Stock issuable upon the exercise thereof. Holder represents that it is acquiring such securities for its own account for investment only, and not with a view towards their distribution.

9.    WARRANTS TRANSFERABLE.    This Warrant is not transferable except to an affiliate or a subsidiary of Holder; provided that Holder provides prior written notice of such transfer to the Company, such transferee agrees to be bound by the obligations hereunder, and the Company may treat such transferee as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant.

10.    RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANT.    The rights and obligations of the Company, of the holder of this Warrant and of the holder of shares of Common Stock issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

11.    MODIFICATION AND WAIVER.    This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

12.    NOTICES.    Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be in writing, shall refer specifically to this Warrant and shall be personally delivered or shall be sent by certified mail or internationally recognized overnight courier, postage prepaid, to Holder at its address as shown on the signature page hereto or to the Company at the address indicated therefor in the first paragraph of this Warrant or such other address as either may from time to time provide to the other in writing. Any delivery, notice, request or other document given in conformity with this Section 12 shall be deemed to be effective when received by the addressee.

13.    BINDING EFFECT ON SUCCESSORS.    This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the obligations of the Company relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder hereof.

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14.    DESCRIPTIVE HEADINGS AND GOVERNING LAW.    The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

15.    LOST WARRANTS.    The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

16.    FRACTIONAL SHARES.    No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Stock Purchase Price.

[THIS SPACE INTENTIONALLY LEFT BLANK]

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        IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized this 27 day of July, 2001.

INTRABIOTICS PHARMACEUTICALS, INC.
By:	/s/ Kenneth Kelley, Kenneth Kelley, President and CEO

HOLDER:

DIVERSA CORPORATION
By:	/s/ Karin Easthman Karin Eastham Senior Vice President, Finance and Chief Financial Officer
Address: 4955 Directors Place San Diego, CA 92121

SUBSCRIPTION FORM

Date: , 200

IntraBiotics Pharmaceuticals, Inc.
1245 Terra Bella Avenue
Mountain View, CA 94043
Attn: President

Ladies and Gentlemen:

☐
The undersigned hereby elects to exercise the warrant issued to it by IntraBiotics Pharmaceuticals, Inc. (the "Company") and dated July 27, 2001 Warrant No. CW-4 (the "Warrant") and to purchase thereunder                        shares of the Common Stock of the Company (the "Shares") at a purchase price of $2.00 per Share or an aggregate purchase price of                        Dollars ($                        ) (the "Purchase Price").

☐
The undersigned hereby elects to convert                        percent (    %) of the value of the Warrant pursuant to the provisions of Section 1.2 of the Warrant.

Pursuant to the terms of the Warrant the undersigned has delivered the Purchase Price herewith in full in cash or wire transfer.

Very truly yours,

Print Entity Name, if applicable
By:
Print Name:
Title:

Exhibit B

REGISTRATION RIGHTS AGREEMENT

        This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of the 27th day of July, 2001, by and between INTRABIOTICS PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), and DIVERSA CORPORATION, a Delaware corporation (the "Holder").

RECITALS

        WHEREAS, pursuant to that certain Release Agreement by and between the Company and Holder, dated as of July 27, 2001 (the "Release Agreement"), the Company has issued a warrant (the "Warrant"), to purchase up to 700,000 shares of common stock of the Company (the "Warrant Shares") to Holder; and

        WHEREAS, in connection with the Release Agreement and issuance of the Warrant, the Company has agreed to extend to Holder certain registration rights for such Warrant Shares.

AGREEMENT

        NOW THEREFORE, in consideration of the mutual agreements, covenants and conditions set forth herein, the parties to this Agreement agree as follows:

1.
DEFINITIONS.    The following terms shall have the following meanings for purposes of this Agreement:

        1.1    "Act" shall mean the Securities Act of 1933, as amended.

        1.2    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        1.3    "Holder" shall mean the holder of Registrable Securities.

        1.4    "Investors Rights Agreement" shall mean that certain Amended and Restated Investors Rights Agreement by and between the Company and the investors named therein, dated as of October 15, 1999, as the same may from time to time be amended, modified, supplemented or restated.

        1.5    "Register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

        1.6    "Registrable Securities" shall mean the Warrant Shares issuable or issued to the Holder upon exercise of the Warrant.

        1.7    "Rule 144" shall mean Rule 144 under the Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC (excluding Rule 144A).

        1.8    "SEC" shall mean the Securities and Exchange Commission.

2.
REGISTRATION RIGHTS.

        2.1    Company Registration.    If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holder) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only common stock being registered is common stock issuable upon conversion of debt securities which are also being registered), the

Company shall, at such time, promptly give Holder written notice of such registration. Upon the written request of Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.6, the Company shall, subject to the provisions of Section 2.5, cause to be registered under the Act all of the Registrable Securities that Holder has requested to be registered.

        2.2    Obligations of the Company.    Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a)  Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of common stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material of fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement.

          (b)  Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (c)  Furnish to the Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by it.

          (d)  Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

          (e)  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. If Holder participates in such underwriting, it shall also enter into and perform its obligations under such an agreement.

          (f)    Notify Holder at any time when a prospectus relating to the registration statement is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g)  Cause all such Registrable Securities registered pursuant hereto to be listed on each securities exchange on which similar securities issued by the Company are then listed.

          (h)  Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          (i)    Furnish, at the request of Holder requesting registration of Registrable Securities pursuant to this Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder.

        2.3    Furnish Information.    It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities that Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of Holder's Registrable Securities.

        2.4    Expenses of Company Registration.    The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of the Registrable Securities with respect to the registration pursuant to Section 2.1 for Holder (which right may be assigned as provided in Section 2.10), including (without limitation) all registration, filing and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling stockholders included in such registration selected by them, but excluding underwriting discounts and commissions relating to the Registrable Securities.

        2.5    Underwriting Requirements.    In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 2.1 to include any of the Holder's securities in such underwriting unless Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall (i) the amount of securities of all selling stockholders included in the offering be reduced below twenty percent (20%) of the total amount of securities included in such offering, or (ii) notwithstanding (i) above, any shares being sold by a stockholder exercising a demand registration right similar to that granted in Section 1.2 of the Investors Rights Agreement be excluded from such offering. For purposes of the preceding subsections concerning apportionment, for any selling stockholder which is a holder of registrable securities under this Agreement or the Investors Rights Agreement and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro-rata reduction with respect to such "selling stockholder," shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

        2.6    Delay of Registration.    Holder shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

        2.7    Indemnification.    In the event any Registrable Securities are included in a registration statement under this Section 2:

          (a)  To the extent permitted by law, the Company will indemnify and hold harmless Holder, any underwriter (as defined in the Act) for Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, or the Exchange Act or any state securities law; and the Company will pay to such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

          (b)  To the extent permitted by law, Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other holder selling securities in such registration statement and any controlling person of any such underwriter or other holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Holder expressly for use in connection with such registration; and such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 2.7(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 2.7(b) exceed the gross proceeds from the offering received by the Holder.

          (c)  Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.

          (d)  If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e)  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f)    The obligations of the Company and Holder under this Section 2.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2 and otherwise.

        2.8    Reports under Securities Exchange Act of 1934.    With a view to making available to the Holder the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

          (a)  make and keep public information available, as those terms are understood and defined in SEC Rule 144;

          (b)  take such action, including the voluntary registration of its common stock under Section 12 of the Exchange Act, as is necessary to enable the Holder to utilize Form S-3 for the sale of its Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

          (c)  file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act; and

          (d)  furnish to Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

        2.9    Form S-3 Registration.    In case the Company shall receive from Holder a written request that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by Holder, the Company will:

          (a)  as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of Holder's Registrable Securities as are specified in such request; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.9: (1) if Form S-3 is not available for such offering by Holder; (2) if Holder, together with the holders of any other securities of the Company entitled to inclusion in such registration, proposes to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,000,000; (3) if the Company shall furnish to Holder a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of Holder under this Section 2.9; provided, however, that the Company shall not utilize this right more than once in any twelve-month period; (4) if the Company has already effected three registrations on Form S-3 for the Holder pursuant to this Section 2 or holders of registrable securities pursuant to Section 1.12 of the Investors Rights Agreement; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (b)  Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities as soon as practicable after receipt of the request of Holder. All expenses incurred in connection with a registration requested pursuant to this Section 2.9, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of one counsel for the selling stockholders participating in such registration and counsel for the Company, but excluding any underwriters' discounts or commissions associated with Registrable Securities, shall be borne by the Company. Registrations effected pursuant to this Section 2.9 shall not be counted as registrations effected pursuant to Section 2.1.

          (c)  Following the effectiveness of a registration statement filed pursuant to this section 2.9, the Company may, at any time, suspend the effectiveness of such registration statement for up to 60 days, as appropriate (a "Suspension Period"), by giving notice to Holder, if the Company shall have determined that the Company may be required to disclose any material corporate development which disclosure may have a material adverse effect on the Company.

  Notwithstanding the foregoing, no more than one Suspension Period may occur in any 12-month period. The period of any such suspension of the registration statement shall be added to the period of time the Company agrees to keep the registration statement effective as provided in Section 2.2. Company shall use its reasonable efforts to limit the duration and number of any Suspension Periods. Holder agrees that, upon receipt of any notice from the Company of a Suspension Period, such Holder shall forthwith discontinue disposition of shares covered by such registration statement or prospectus until such Holder (i) is advised in writing by the Company that the use of the applicable prospectus may be resumed, (ii) has received copies of a supplemental or amended prospectus, if applicable, and (iii) has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus.

        2.10    Assignment of Registration Rights.    The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned (but only with all related obligations) by Holder to a transferee or assignee of all of the Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations); provided that (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of Holder which are wholly-owned subsidiaries or affiliates of Holder shall be aggregated together and with Holder; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Agreement.

        2.11    Termination or Suspension of Registration Rights.

          (a)  Holder shall not be entitled to exercise any right provided for in this Agreement after July 27, 2005.

          (b)  In addition, the right of Holder to request registration or inclusion in any registration pursuant to this Agreement shall be suspended during any period of time when all shares of Registrable Securities held or entitled to be held upon conversion by Holder may immediately be sold under Rule 144 during any 90-day period; provided, however, that the provisions of this Section 2.11(b) shall not apply to Holder if Holder owns more than one percent (1%) of the Company's outstanding stock until such time as Holder owns less than one percent (1%) of the outstanding stock of the Company.

3.    MISCELLANEOUS.

        3.1    Governing Law.    The Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

        3.2    Successors and Assigns.    Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes.

        3.3    Entire Agreement.    This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and supersedes any prior agreements by the Company for the benefit of any party hereto regarding the registration of securities. No party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

        3.4    Severability.    In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        3.5    Amendments and Waivers.    Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon Holder, any future holder of Registrable Securities and the Company.

        3.6    Notices.    All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address or facsimile number set forth below or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto:

if to the Company:
IntraBiotics Pharmaceuticals, Inc. 1245 Terra Bella Avenue Mountain View, CA 94043 Attention: Kenneth Kelley, President Telephone: (650) 526-6800 Facsimile: (650) 969-0663
if to the Holder:
Diversa Corporation 4955 Directors Place San Diego, CA 92121 Attention: Karin Eastham, Senior Vice President, Finance and Chief Financial Officer Telephone: (858) 526-5000 Facsimile: (858) 526-5050

        3.7    Attorneys' Fees.    In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

        3.8    Titles and Subtitles.    The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        3.9    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date set forth in the first paragraph hereof.

COMPANY:		HOLDER:
INTRABIOTICS PHARMACEUTICALS, INC.		DIVERSA CORPORATION
By:	/s/ Kenneth J. Kelley Kenneth J. Kelley President and Chief Executive Officer	By:	/s/ Karin Eastham Karin Eastham Senior Vice President, Finance and Chief Financial Officer

1

Exhibit C

Assays Assigned to Diversa

[*]

  [*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

C-1

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  EXHIBIT 4.1
Exhibit A
Exhibit B
Exhibit C